CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form N-2 of Horizon Technology Finance Corporation our report dated March 19, 2010, relating to our audits of the consolidated financial statements of Compass Horizon Funding Company LLC, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm,” “Selected Financial and other Data” and “Senior Securities” in such Prospectus.
/s/ McGladrey & Pullen, LLP
New Haven, Connecticut
March 19, 2010